Exhibit 10.2

FINAL FORM

ROLLOVER AND REINVESTMENT AGREEMENT

THIS ROLLOVER AND REINVESTMENT AGREEMENT (this “Agreement”) is entered into as of August 5, 2024, by and among Tasmania Parent, Inc., a Delaware corporation (“Topco”), solely for purposes of Section 8(e), Tasmania Holdco, Inc., a Delaware corporation (“Holdco”), solely for purposes of Section 8(e), Tasmania Midco, LLC, a Delaware limited liability company (“Parent”) and the individual identified on the signature page hereto as the “Stockholder” (the “Stockholder”). Capitalized terms used and not otherwise defined herein have the meanings given to those terms in the Merger Agreement (as defined below).

WHEREAS, Parent, Tasmania Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), and Thoughtworks Holding, Inc., a Delaware corporation (the “Company”), have entered, or will enter into, an Agreement and Plan of Merger, dated or to be dated as of August 5, 2024 (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company, with the Company surviving as the surviving corporation and a wholly-owned subsidiary of Parent (the “Merger”), upon and subject to the terms and conditions in the Merger Agreement;

WHEREAS, as of the date hereof, the Stockholder is the record and/or beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of the number of shares of Company Common Stock set forth opposite such Stockholder’s name on its signature page hereto, being all of the shares of Company Common Stock (such shares, the “Owned Shares”) owned of record or beneficially by the Stockholder as of the date hereof;

WHEREAS, the Stockholder holds the Vested Company Options and the November 2024 RSUs, in each case, set forth on the signature page hereto;

WHEREAS, it is anticipated that prior to the Effective Time the Stockholder will contribute and transfer to Topco the number of Owned Shares, if any, to be identified by the Stockholder in accordance with Section 1 as the “Rollover Shares” prior to the Exchange Time (such shares, the “Rollover Shares” and the aggregate amount that would have been payable in respect of the Rollover Shares pursuant to the Merger Agreement, which is equal to the Per Share Price multiplied by the number of Rollover Shares, but for their classification as Rollover Shares as a result of the transactions contemplated hereby, the “Rollover Amount”) to Topco, and Topco will accept the Rollover Shares from the Stockholder, in exchange for a number of newly issued shares of common stock of Topco in connection with the Closing with an aggregate value equal to the Rollover Amount based on the value per Topco share paid by Apax (as defined in the Term Sheet as attached hereto as Annex A) (the “Sponsor”) and in the same class of equity securities (other than with respect to voting rights) acquired by the Sponsor (such shares of Topco, the “Exchange Shares”);

WHEREAS, on the terms and subject to the conditions set forth in the Merger Agreement, the Stockholder will be entitled to receive (i) the Option Consideration in respect of the Stockholder’s Vested Company Options and (ii) the RSU Consideration;

WHEREAS, on the terms and subject to the conditions set forth in this Agreement, the Stockholder desires to reinvest a portion of his or her Option Consideration and RSU Consideration, if any, in cash in the amount to be identified by the Stockholder in accordance with Section 1 as the “Reinvestment Amount” prior to the Exchange Time (the “Reinvestment Amount”), and Topco desires to issue to the Stockholder, a number of newly issued shares of common stock of Topco with an aggregate value equal to the Reinvestment Amount based on the value per Topco share paid by Sponsor and in the same class of equity securities (other than with respect to voting rights) acquired by the Sponsor (the “Reinvestment Shares” and, together with the Exchange Shares, the “Topco Shares”);

WHEREAS, as of the date hereof, certain other Company Stockholders have entered into rollover and investment agreements (the “Additional Rollover Agreements”) pursuant to which, among other things, such Company Stockholders have agreed to exchange shares of Company Common Stock owned by such Company Stockholders for shares of Topco and/or purchase shares of Topco for cash, on the terms and subject to the conditions set forth in the Additional Rollover Agreements (such transaction, the “Additional Rollover and Investment Transactions”);

WHEREAS, it is intended that for U.S. federal (and applicable state and local) tax purposes, any contribution of the Rollover Shares to Topco prior to the Effective Time in exchange for the Exchange Shares shall, together with the Reinvestment, the Additional Rollover and Investment Transactions and the indirect issuance of newly issued shares of common stock of Topco to Sponsor (or an affiliated investment vehicle thereof) on the terms and subject to the conditions set forth in the Equity Commitment Letter (the “Sponsor Equity Issuance”), be treated for U.S. federal, and applicable state and local, income tax purposes as an exchange of property for stock under Section 351(a) of the Internal Revenue Code of 1986, as amended (the “Code”); and

WHEREAS, in connection with the Exchange, Topco desires to assume the Assumed Awards (as defined below) at the Effective Time subject to the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, Topco and the Stockholder hereby agree as follows:

1. Aggregate Investment Commitment. The Aggregate Investment Commitment shall be the amount identified as the “Aggregate Investment Commitment” on the signature page hereto (the “Aggregate Investment Commitment”). The Aggregate Investment Commitment shall be satisfied by the Rollover Amount (if any) and/or the Reinvestment Amount (if any), as designated by the Stockholder in writing to Topco prior to the Exchange Time. If the Stockholder fails to so designate such Rollover Shares and/or Reinvestment Amount at least ten (10) Business Days prior to the Exchange Time, the Aggregate Investment Commitment will be satisfied in accordance with the Initial Rollover Allocation set forth on the signature page hereto.

2. Contribution and Exchange.

(a) The Stockholder will, at the Exchange Time, contribute, assign, transfer, convey and deliver (or cause to be contributed, assigned, transferred, conveyed and delivered) to Topco, and Topco will accept from the Stockholder, the Rollover Shares, free and clear of any and all Liens (including any restriction on the right to vote, sell or otherwise dispose of the Rollover Shares), except as may exist by reason of this Agreement, the Merger Agreement and applicable federal and state securities Laws, in exchange for the issuance by Topco to such Stockholder of, at the Exchange Time, the Exchange Shares, free and clear of any and all Liens except as may exist by reason of this Agreement, the Merger Agreement and applicable federal and state securities Laws (the “Exchange”).

(b) The Stockholder acknowledges and agrees that, from and after the Exchange, except as set forth in Section 5 hereof, the Stockholder shall have no right, title or interest in or to the Rollover Shares.

(c) The Stockholder hereby acknowledges and agrees that, in accordance with the terms of this Agreement, the Rollover Shares, along with all rights and interests therein, shall belong to Topco from and after the Exchange Time. The Stockholder acknowledges and agrees that following the Exchange Time and prior to the Effective Time, the Rollover Shares shall be Owned Company Shares for purposes of the Merger Agreement and authorizes Topco to instruct the Payment Agent to treat the Rollover Shares as Owned Company Shares pursuant to Section 2.7(a)(iii) of the Merger Agreement. The Stockholder hereby acknowledges and agrees that the Rollover Shares will be cancelled in the Merger and no payment will be made for the Rollover Shares under the Merger Agreement. The Stockholder hereby irrevocably and unconditionally, to the fullest extent permitted by applicable law, appoints Topco as the sole and exclusive attorney-in-fact and proxy of the Stockholder, with full power of substitution and resubstitution, for the purpose of executing and delivering any document or agreement required by Topco in good faith in connection with this Section 2(c). The parties hereto agree that the Company shall be entitled to rely on, and shall be a third-party beneficiary of, the immediately preceding sentence.

(d) Topco and the Stockholder intend that, for U.S. federal (and applicable state and local) income tax purposes, taken together with the Reinvestment, the Additional Rollover and Investment Transactions and the Sponsor Equity Issuance, the Exchange be treated as a transaction described in Section 351(a) of the Code (the “Intended Tax Treatment”). The Stockholder and Topco and its subsidiaries shall prepare and file all Tax Returns in a manner consistent with the Intended Tax Treatment and shall not take any position, or take any action that is inconsistent with the Intended Tax Treatment in connection with any tax matters, in each case, unless otherwise required by a “determination” within the meaning of Section 1313(a) of the Code.

(e) The parties agree and acknowledge that each Rollover Share has the same powers, rights and privileges and hereto ranks equally, shares ratably and are identical in all respects as to all matters as all other shares of Company Common Stock and upon the Exchange Time and immediately prior to the Effective Time, the holders of Rollover Shares shall own Exchange Shares having value equal to the Per Share Price that each share of Company Common Stock would receive upon consummation of the Merger.

3. Reinvestment. At the Reinvestment Closing, the Stockholder shall contribute to Topco an aggregate amount in cash equal to the Reinvestment Amount, by wire transfer of immediately available funds to the account(s) designated in writing by Topco, and, in exchange therefor, Topco shall issue to the Stockholder the Reinvestment Shares (the “Reinvestment” and, together with the Exchange, the “Rollover/Reinvestment Transactions”). Notwithstanding the foregoing or anything to the contrary herein or in the Merger Agreement, Topco agrees that, if requested by the Stockholder, in the Stockholder’s sole discretion, in lieu of such amounts being paid directly to the Stockholder as contemplated by the Merger Agreement, Topco shall (i) have a portion of the aggregate Option Consideration and the aggregate RSU Consideration to which the Stockholder would otherwise be entitled pursuant to the Merger Agreement paid directly to Topco or one of its Affiliates and/or (ii) offset a portion of the aggregate Option Consideration and the aggregate RSU Consideration to which the Stockholder would otherwise entitled against the Reinvestment Amount, in the case of clause (i) and (ii), in an aggregate amount up to the Reinvestment Amount (the amounts paid directly to Topco pursuant to clause (i) or offset pursuant to clause (ii) shall be collectively referred to as the “Funded Reinvestment Amount”). The Funded Reinvestment Amount (if any) shall (A) constitute a contribution to Topco by the Stockholder hereunder of all or a portion of the Reinvestment Amount, as applicable, in an amount equal to the Funded Reinvestment Amount and (B) for all purposes under the Merger Agreement or otherwise, be deemed to have been first paid to the Stockholder (taking into account any applicable withholding Taxes) as the Option Consideration and the RSU Consideration in respect of the Stockholder’s Vested Company Options and the November 2024 RSUs as provided in the Merger Agreement.

4. Assumption of Company Equity Awards. At the Effective Time and contingent upon the occurrence of the Closing, Topco will assume each Company Restricted Stock Unit Award and Company Performance Stock Unit Award, in each case, that is outstanding and held by the Stockholder immediately prior to the Effective Time and that does not vest upon the occurrence of the Effective Time by its terms or pursuant to the Merger Agreement (each, an “Assumed Award”). Each Assumed Award shall be converted into awards issued by Topco that are convertible into a number of shares of common stock of Topco with an aggregate value as of the grant date based on the value per Topco share paid by Sponsor equal to the value of such Assumed Award at the Effective Time based on the Per Share Price and in the same class of equity securities (other than with respect to voting rights) acquired by the Sponsor. Following the Effective Time, each Assumed Award shall continue to vest on the same schedule and conditions as would have applied pursuant to Section 2.8(b)(ii) of the Merger Agreement to the applicable Company Restricted Stock Unit Award or Company Performance Stock Unit Award, as applicable, if they were not treated as an Assumed Award, including the treatment set forth in Section 2.8(b) of the Company Disclosure Letter; provided, that all Assumed Awards shall be subject to the same acceleration of vesting provisions as applied to the corresponding Company Restricted Stock Unit Award or Company Performance Stock Unit Award, as applicable, immediately prior to the Effective Time. To the extent any Assumed Award that was a Company Performance Stock Unit Award with a performance period ending December 31, 2024 does not attain at least the minimum performance level with respect to either the Adjusted EBITDA portion reflected in the applicable PSU Agreement (i.e., 70% of such Assumed Award) or the multiple of Parent Buy-In Price as defined and reflected in Section 2.8(b) of the Company Disclosure Letter (i.e., 30% of such Assumed Award), in each case, as of December 31, 2024, such applicable portion shall remain outstanding and eligible to performance vest based on achievement of the respective goals for Company Performance Stock Unit Awards with a performance period ending December 31, 2025 (the “2025 PSUs”), provided that the Stockholder does not experience a Termination prior to the applicable Vesting Date for such 2025 PSUs (in each case, as defined in the applicable PSU Agreement), with such Assumed Awards remaining subject to Section 8(d). For purposes of the treatment set forth in Section 2.8(b) of the Company Disclosure Letter, the fair market value determination made by the board of directors of Topco shall be no less than the most recent available internally or externally prepared written valuation of Topco by the Sponsor. The shares of common stock of Topco issued upon settlement of the Assumed Awards shall be treated as Rollover Shares as set forth in Annex A and subject to the terms of the Stockholders Agreement, except as explicitly set forth in Annex A; provided, that the Stockholder may elect to satisfy any associated withholding tax obligation by having Topco withhold a number of Topco Shares otherwise to be issued having a fair market value, as determined by the board of directors to Topco in good faith, equal to such obligation.

5. Closing; Termination. The closing of the Exchange (the “Contribution Closing”) and the closing of the Reinvestment (the “Reinvestment Closing”) shall each occur on the Closing Date immediately prior to the Effective Time (the “Exchange Time”) (but each is contingent on the occurrence of the Merger). If the Effective Time does not occur for any reason, or the Merger Agreement is validly terminated in accordance with its terms, this Agreement will automatically terminate and none of the parties hereto or their respective Affiliates, stockholders, general partners, limited partners, members, directors, officers, managers, trustees, employees, agents, consultants or Representatives will have any liability or obligation under this Agreement. In the event that after the Rollover/Reinvestment Transactions, the Effective Time fails to occur for any reason whatsoever or the Merger Agreement is validly terminated in accordance with its terms, the parties hereto agree that concurrently with the termination of the Merger Agreement, Topco shall assign, transfer, convey and deliver to the Stockholder, the Topco Shares and the Stockholder shall assign, transfer, convey and deliver to Topco the Topco Shares issued to the Stockholder pursuant to this Agreement, and this Agreement will automatically terminate and none of the parties hereto or their respective Affiliates, stockholders, general partners, limited partners, members, directors, officers, managers, trustees, employees, agents, consultants or Representatives will have any further liability or obligation under this Agreement or in respect of the Rollover Shares or the Exchange Shares that were the subject of this Agreement. In such event, each party hereto shall, as promptly as practicable, provide all such cooperation as the other parties hereto may reasonably request in order to ensure that the foregoing has occurred and been made effective.

6. Representations and Warranties of the Stockholder. The Stockholder represents and warrants to Topco that the following statements are true and correct:

(a) The Stockholder has all necessary power, authority and legal capacity to execute and deliver this Agreement, to perform his or her covenants, agreements and obligations hereunder and to consummate the transactions contemplated hereby.

(b) The Stockholder is the record and/or beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of, and has good and valid title to, the Rollover Shares and the Vested Company Options, free and clear of all restrictions on transfer and other Liens (other than those arising under this Agreement, the Merger Agreement and federal and state securities Laws). The Stockholder does not own, of record or beneficially, any shares of capital stock of the Company, or other rights to acquire shares of capital stock of the Company, in each case, other than the Owned Shares, the Vested Company Options or other Company Equity Awards (whether or not vested). The Stockholder is not a party to any proxy, voting agreement, voting trust, stockholders agreements or other similar arrangement with respect to any outstanding shares of capital stock of the Company.

(c) The execution, delivery and performance by the Stockholder of this Agreement does not and will not (i) violate any Law applicable to or binding upon the Stockholder, (ii) require any consent (other than as previously obtained) or other action by any Person under, constitute a default under (with due notice or lapse of time or both), or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Stockholder, or to a loss of any benefit to which the Stockholder is entitled under any provision of any agreement or other instrument binding upon the Stockholder or any of his, her or its assets or properties or (iii) result in the creation or imposition of any Lien on any property or asset of the Stockholder.

(d) The Topco Shares will be acquired for the Stockholder’s own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act, any applicable state securities Laws or the terms of this Agreement, and such Topco Shares will not be disposed of in contravention of any such Laws. The Stockholder is not, and at the Exchange Time will not be, under any binding commitment to sell, assign, transfer (including by operation of Law), subject to a Lien or otherwise dispose of any of the Topco Shares.

(e) The Stockholder is able to bear the economic risk of the investment in the Topco Shares for an indefinite period of time, and the Stockholder understands that the transfer of the Topco Shares is subject to the Securities Act, applicable state securities Laws and have not been registered under the Securities Act.

(f) The Stockholder has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Topco Shares and has had access to such other information regarding the exchange of the Rollover Shares and issuance of the Topco Shares contemplated hereby as the Stockholder has requested.

(g) This Agreement constitutes the legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms (except as such enforcement may be limited by (i) applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws in effect which affect the enforcement of creditors rights generally or (ii) general principles of equity, whether considered in a proceeding at Law or in equity), and the execution, delivery, and performance of this Agreement does not conflict with, violate, or cause a breach of any agreement, contract, or instrument to which the Stockholder is a party or any Law to which the Stockholder is subject.

(h) The Stockholder is an “Accredited Investor” within the meaning of Rule 501 of Regulation D under the Securities Act. The Stockholder considers himself, herself or itself to be an experienced and sophisticated investor and to have such knowledge and experience in financial and business matters as are necessary to evaluate the merits and risks of an investment in the Topco Shares. The Stockholder acknowledges and understands that an investment in the Topco Shares involves substantial risks, and the Stockholder is able to bear the economic risks of an investment in the Topco Shares pursuant to the terms hereof, including the complete loss of the Stockholder’s investment in the Topco Shares.

(i) The Stockholder has not been subject to any event specified in Rule 506(d)(1) of the Securities Act or any proceeding or event that could result in any such disqualifying event (“Disqualifying Event”) that would either require disclosure under the provisions of Rule 506(e) of the Securities Act or result in disqualification under Rule 506(d)(1) of Topco’s use of the Rule 506 exemption.  In the event that the Stockholder becomes subject to a Disqualifying Event at any date after the date hereof, the Stockholder agrees and covenants to use its reasonable efforts to coordinate with Topco (i) to provide documentation as reasonably requested by Topco related to any such Disqualifying Event and (ii) to implement a remedy to address the Stockholder’s changed circumstances such that the changed circumstances will not affect in any way Parent or Topco’s ongoing and/or future reliance on the Rule 506 exemption under the Securities Act.

(j) As of the date hereof, there is no legal action pending against, or, to the knowledge of the Stockholder, threatened against, the Stockholder that would reasonably be expected to prevent, materially or materially impair the ability of the Stockholder to perform its obligations under this Agreement.

(k) The Stockholder acknowledges that Topco will rely upon the accuracy and truth of the foregoing representations in this Section 6, including for the purpose of determining whether the offer for the Stockholder to hold Rollover Shares or Vested Company Options, as applicable, following the Closing meets the requirements for an applicable exemption from registration under the Securities Act, and hereby consents to such reliance.

(l) The transferability of the Topco Shares will be restricted by the terms of the Stockholders Agreement (as defined below) and that at the Exchange Time and for an indefinite period thereafter, there will be no public market for the Topco Shares and accordingly, the Stockholder will not be able to transfer the Topco Shares in case of emergency, if at all (except as permitted by the organization or governing documents of Topco and the Stockholders Agreement).

(m) Notwithstanding anything contained in this Agreement to the contrary, the Stockholder acknowledges and agrees that none of Topco, Parent, the Company or any of their respective Affiliates or their respective directors, officers, employees, shareholders, partners (general or limited), members or Representatives, has made or will make any representations or warranties whatsoever with respect to the transactions contemplated by this Agreement, express or implied, beyond those expressly given by Topco in Section 7. Without limiting the generality of the foregoing, the Stockholder acknowledges that no representations or warranties are made with respect to any projections, forecasts, estimates, budgets or prospective information that may have been or will be made available to the Stockholder or any of his, her or its Representatives. The Stockholder further acknowledges that none of Parent, Topco, the Company or any of their respective Affiliates or their respective directors, officers, employees, shareholders, partners (general or limited), members or Representatives, shall have or be subject to any liability to the Stockholder or any other Person resulting from the issuance of the Topco Shares to the Stockholder, or the Stockholder’s use of or reliance on, any information regarding Topco or the Company or their respective subsidiaries furnished or made available to the Stockholder and his, her or its Representatives in connection with the transactions contemplated hereby, except as expressly set forth in this Agreement and applicable securities Laws.

7. Representations and Warranties of Topco. Topco represents and warrants to the Stockholder that the following statements are true and correct:

(a) Topco is duly organized, validly existing and in good standing (where applicable) under the Laws of the jurisdiction in which it is incorporated, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within Topco’s corporate or organizational powers and have been duly authorized by all necessary corporate or organizational action on the part of Topco.

(b) When issued pursuant to this Agreement, all of the Topco Shares will be duly authorized and validly issued and outstanding, and will be free and clear of all restrictions on transfer and other Liens (other than restrictions on transfer created in the organizational or governance documents of Topco and arising under federal and state securities Laws).

(c) This Agreement constitutes a legal, valid and binding obligation of Topco, enforceable against Topco in accordance with its terms (except insofar as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Law affecting creditors’ rights generally, or by principles governing the availability of equitable remedies), and the execution, delivery, and performance of this Agreement does not conflict with, violate, or cause a breach of any agreement, contract, or instrument to which Topco is a party or any judgment, order, or decree to which Topco is subject.

(d) As of the date hereof, there is no legal action pending against, or, to the knowledge of Topco, threatened against or affecting Topco that would reasonably be expected to prevent, materially delay or materially impair the ability of Topco to perform its obligations under this Agreement.

8. Other Agreements.

(a) At the Contribution Closing, to the extent the Rollover Shares are represented by physical stock certificate(s), the Stockholder shall deliver to Topco the stock certificates or affidavit of lost certificates representing the Rollover Shares, accompanied by a duly executed stock power.

(b) Prior to the Contribution Closing, the Stockholder shall provide to Topco a properly completed and duly executed Internal Revenue Service Form W-9, or applicable Internal Revenue Service Form W-8.

(c) At the Exchange Time, the Stockholder shall become party to and become bound by the terms and provisions of a stockholders agreement of Topco which shall incorporate the terms set forth on Annex A (as amended, the “Stockholders Agreement”) by delivering to Topco a duly executed counterpart signature page to the Stockholders Agreement.  At least 10 days prior to the Exchange Time, Topco shall deliver the form of Stockholders Agreement to the Stockholder, and during such period, the parties will discuss in good faith to finalize the Stockholders Agreement by the Exchange Time. By executing this Agreement, the Stockholder hereby agrees to consummate the Rollover/Reinvestment Transactions regardless of whether the Stockholders Agreement has been agreed and entered into at or immediately prior to the Exchange Time. In the event the parties do not enter into the Stockholders Agreement at or prior to the Exchange Time, the terms and conditions on Annex A will become effective and operative at the Exchange Time until such time as the parties enter into the Stockholders Agreement. The Stockholder acknowledges that it is a condition to Topco’s issuance of the Topco Shares under this Agreement that the Stockholder become a party to the Stockholders Agreement and that the Topco Shares hereunder will not be issued until Stockholder becomes a party to the Stockholders Agreement, but that the Stockholder’s obligations hereunder with respect to the Rollover/Reinvestment Transactions and are not conditioned on entry into the Stockholders Agreement at or prior to the Exchange Time.

(d) The parties hereto agree that the Merger will be deemed a Change in Control under the Thoughtworks Holding, Inc. Executive Severance Plan (the “Executive Severance Plan”) and the Company’s 2021 Omnibus Incentive Plan (the “Omnibus Plan”), pursuant to which Stockholder could become entitled to (i) the severance benefits, including full acceleration of vesting of the Assumed Awards as provided in Section 4.2(d) of the Executive Severance Plan on account of a CIC Termination (as defined in the Executive Severance Plan) if the Stockholder has a Qualifying Termination (as defined in the Severance Plan) following the Closing, and/or (ii) the treatment set forth in Section 10(d) of the Omnibus Plan if the Stockholder experiences a qualifying involuntary Termination as a result of a Change in Control (in each case, as defined in the Omnibus Plan), in each case of (i) and (ii), subject to satisfaction of the terms and conditions set forth in the Executive Severance Plan or Omnibus Plan, respectively. [The Stockholder acknowledges and agrees that “Good Reason” (or any similar concept) pursuant to the Executive Severance Plan and any other agreement by and between the Stockholder and the Company or any of its Subsidiaries and any plan sponsored or maintained by the Company or any of its Subsidiaries (collectively, the “Existing Agreements”) shall not occur solely by virtue of the consummation of the Merger or any modification in the nature of the Stockholder’s duties, authorities and responsibilities solely by reason of the Company ceasing to be an SEC reporting company or having a class of equity securities that are publicly traded. The Stockholder hereby irrevocably waives any right to make any claim that the Stockholder has a right to resign for “Good Reason” (or any similar concept) under the Existing Agreements due to a diminution in the Stockholder’s duties, authorities or responsibilities (individually or taken as a whole) solely by reason of the Company ceasing to be an SEC reporting company or having a class of equity securities that are publicly traded.]

(e) Following the consummation of the Exchange, but prior to the Effective Time, (i) Topco shall contribute and hereby contributes the Rollover Shares to Holdco, and Holdco shall accept and hereby accepts such contribution and Holdco shall issue shares of Holdco to Topco in exchange for such contribution, and (ii) following the contribution contemplated by the foregoing clause (i), Holdco shall contribute and hereby contributes the Rollover Shares to Parent and Parent shall accept and hereby accepts such contribution. Following the contributions contemplated by this clause (e), the Rollover Shares shall be held by Parent as of immediately prior to the Effective Time and at the Effective Time will be cancelled in accordance with and pursuant to the Merger Agreement.

9. Transfers. Except as expressly contemplated by the Merger Agreement or this Agreement, absent the advance written consent of Topco (which it may withhold in its sole discretion), the Stockholder agrees not to take any action to, directly or indirectly, (a) offer to sell, sell, assign, transfer (including by operation of Law), subject to a Lien or otherwise dispose of any of the Rollover Shares, Vested Company Options or November 2024 RSUs, (b) deposit any of the Rollover Shares, Vested Company Options or November 2024 RSUs into a voting trust or enter into a voting agreement or arrangement with respect to any Rollover Shares or grant any proxy or power of attorney with respect thereto or (c) enter into any Contract, option or other arrangement or undertaking with respect to the direct or indirect sale, assignment, transfer (including by operation of Law) or other disposition of or transfer of any interest in or the voting of any of the Rollover Shares, Vested Company Options or November 2024 RSUs. Notwithstanding anything contained in this Agreement to the contrary, this Section 9 shall continue to apply until the earlier of (i) the consummation of the Merger and (ii) the Merger Agreement being validly terminated in accordance with its terms.

10. Disclosure. The Stockholder hereby (a) consents to and authorizes the publication and disclosure by Topco, Parent, Merger Sub and the Company (including in the Information Statement and Schedule 13E-3 or any other publicly filed document relating to the Merger or the transactions contemplated by the Merger Agreement) of (i) the Stockholder’s identity, (ii) the Stockholder’s beneficial ownership of the Rollover Shares (including the number of Rollover Shares beneficially owned by the Stockholder), and (iii) the nature of the Stockholder’s commitments, arrangements and understandings under this Agreement, and any other information that Topco, Parent, Merger Sub or the Company reasonably determines to be required to be disclosed in any publicly filed document in connection with the Merger or otherwise with respect to the transactions contemplated by the Merger Agreement, and (b) agrees to notify Topco, Parent, Merger Sub and the Company of any required corrections with respect to any written information supplied by the Stockholder specifically for use in any such disclosure document as promptly as practicable following the Stockholder’s knowledge of the necessity of any such required correction.

11. Notices. All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder (i) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; or (iii) immediately upon delivery by hand or by email transmission, in each case to the intended recipient as set forth below:

If to Topco:

c/o Apax Partners LLP

1 Knightsbridge

London SW1X 7LX

United Kingdom

Attention:	Rohan Haldea; Salim Nathoo
Email:	Rohan.Haldea@apax.com; Salim.Nathoo@apax.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attention:	Srinivas S. Kaushik, P.C.; Sarkis Jebejian, P.C.; Maggie Flores, P.C., Adarsh Varghese
Email:	skaushik@kirkland.com;
sarkis.jebejian@kirkland.com;
maggie.flores@kirkland.com;
adarsh.varghese@kirkland.com

If to the Stockholder, to the address set forth on the signature page hereto of the Stockholder.

Any party may change the address to which notices, requests, demands, claims, and other communications required or permitted hereunder are to be delivered by providing to the other parties notice in the manner herein set forth.

12. General Provisions.

(a) Amendment and Waiver. This Agreement may be amended or modified only by an instrument in writing executed by Topco and the Stockholder. At any time and from time to time prior to the Effective Time, any party hereto may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, as applicable; (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto; and (c) subject to the requirements of applicable Law, waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party to any such extension or waiver will be valid only if set forth in an instrument in writing signed by such party. Any delay in exercising any right pursuant to this Agreement will not constitute a waiver of such right.

(b) Counterparts; Electronic Signature. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Any such counterpart, to the extent delivered by .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

(c) Parties in Interest. This Agreement will be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permissible assigns, and, except as set forth in Section 2(c) hereof, nothing in this Agreement, express or implied, is intended to or will be construed to or will confer upon any other Person any right, claim, cause of action, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including by way of subrogation. Neither party shall assign this Agreement without the written consent of the other party; provided, that Topco may assign this Agreement to any of its Affiliates; provided, further, that no assignment shall release Topco from any of its obligations or liabilities under this Agreement.

(d) Governing Law; Submission to Jurisdiction; Waivers. This Agreement and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement or the transactions contemplated hereby, shall be governed by the internal Laws of the State of Delaware applicable to agreements made and to be performed entirely within such state, without giving effect to its principles or rules of conflict of Laws to the extent such principles or rules are not mandatorily applicable by statute and would require or permit the application of the Laws of another jurisdiction. Each of the parties hereto (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts (as defined below)) in any Legal Proceeding relating to this Agreement, for and on behalf of itself or any of its properties or assets, in accordance with Section 11 hereof or in such other manner as may be permitted by applicable Law, and nothing in this Section 12(d) will affect the right of any party hereto to serve legal process in any other manner permitted by applicable Law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware) (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Agreement or the transactions contemplated hereby; (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iv) agrees that any Legal Proceeding arising in connection with this Agreement or the transactions contemplated hereby will be brought, tried and determined only in the Chosen Courts; (v) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any Legal Proceeding relating to this Agreement or the transactions contemplated hereby in any court other than the Chosen Courts. Each of the parties hereto agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY OR LITIGATION THAT MAY ARISE OUT OF OR RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, VALIDITY OR PERFORMANCE OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY, IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12(d).

(e) Specific Performance. Each of the parties hereto acknowledges and agrees that the other parties would be damaged irreparably in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached or violated. Accordingly, each of the parties hereto agrees that, without posting bond or similar undertaking, prior to the termination of this Agreement in accordance with its terms, each of the other parties shall be entitled to an injunction or injunctions to prevent breaches or violations of the provisions of this Agreement and to the remedy of specific performance of this Agreement and the terms and provisions hereof in any Legal Proceeding commenced pursuant to this Agreement in addition to any other remedy to which such party may be entitled under this Agreement, at Law or in equity. Each party hereto further agrees that, in the event of any Legal Proceeding for specific performance in respect of such breach or violation, it shall not assert the defense that a remedy at Law would be adequate.

(f) Survival; Entire Agreement. All representations and warranties contained herein will survive the execution and delivery of this Agreement, the consummation of the Merger, the transfer by the Stockholder of any Topco Shares, and the assumption of the Assumed Awards, and may be relied upon by Parent, Topco and any of their respective successors and assigns for all purposes. The agreement of the parties that is comprised of this Agreement (including all Exhibits hereto), together with the Merger Agreement, sets forth the entire agreement and understanding between the parties and their respective Affiliates with respect to the subject matter thereof and supersedes any and all prior agreements, understandings, negotiations and communications, whether oral or written, relating to the subject matter of this Agreement.

(g) Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

(h) Headings. The headings contained in this Agreement are inserted only for reference as a matter of convenience and in no way define, limit or describe the scope or intent of this Agreement, and will not affect in any way the construction, meaning or interpretation of this Agreement.

(i) Expenses. Except as expressly provided herein, each party shall pay its own expenses incident to the preparation of this Agreement and the negotiation and consummation of the transactions contemplated hereby.

(j) Negotiation of Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

(k) Further Assurances. Each party will execute and deliver such certificates and other documents and take such other actions as may reasonably be requested by any other party in order to consummate or implement the transactions contemplated hereby.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Tasmania Parent, Inc.

By:
Name:
Title:

Tasmania Holdco, Inc., solely for purposes of Section 8(e)

By:
Name:
Title:

Tasmania Midco, LLC, solely for purposes of Section 8(e)

By:
Name:
Title:

[Signature Page to Rollover and Reinvestment Agreement]

STOCKHOLDER

Name:

Notice address:

Owned Shares:	[●]

Vested Company Options:	[●]
November 2024 RSUs:	[●]

Aggregate Investment Commitment	[●]
Initial Rollover Allocation:
Owned Shares:	__%
Option/RSU Consideration:	__%

[Signature Page to Rollover and Reinvestment Agreement]

Annex A

Term Sheet